CONTACT: Acura Pharmaceuticals, Inc.,
Investor Relations, Peter A. Clemens, SVP & CFO 847-705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. ANNOUNCES
APPOINTMENT OF GEORGE K. ROSS AS DIRECTOR

Palatine, IL, January 24, 2008: Acura Pharmaceuticals, Inc. (ACPH.OB) is pleased to announce the appointment of George K. Ross to its Board of Directors and Chairman of its Audit Committee. The appointment of Mr. Ross increases the size of the Company's Board to seven.

Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor.  Since July 2005 he has also served as Executive Director, Greater New York for World Vision.  His business career has included senior financial officer and board member positions with both public and private companies in diverse industries.  Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period.  Mr. Ross was a partner and investor with Capital Partners from 1992 to 1997, serving on multiple boards of directors.  He was a senior financial officer and director of various Axel Johnson Inc. businesses from 1979 to 1992.  He also served as Executive Vice President and Chief Financial Officer and director of Aminoil USA, an R.J. Reynolds (“RJR”) subsidiary, from 1976 to 1979; and in various financial positions with RJR from 1969 to 1976.  He also has worked in public accounting with Ernst & Ernst. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.

Forward Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. The most significant of such risks and uncertainties include, but are not limited to, the ability of the Company, King Pharmaceuticals Research and Development, Inc. and other pharmaceutical companies, if any, with whom the Company may license its Aversion® Technology, to obtain necessary regulatory approvals and commercialize products utilizing the Aversion® Technology, the ability to avoid infringement of patents, trademarks and other proprietary rights or trade secrets of third parties, the ability to manufacture products utilizing the Aversion® Technology, and the ability to fulfill the FDA’s requirements for approving the Company’s product candidates for commercial distribution in the United States, including, without limitation, the adequacy of the results of the clinical studies completed to date and the results of other clinical studies, to support FDA approval of the Company’s product candidates, the adequacy of the development program for the Company’s product candidates, changes in regulatory requirements, adverse safety findings relating to the Company’s product candidates, the risk that the FDA may not agree with the Company’s analysis of its clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or otherwise, the risk that further studies of the Company’s product candidates are not positive, and the uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process. You are encouraged to review other important risk factors relating to the Company on our web site at www.acurapharm.com under the link, “Company Risk Factors” and detailed in Company filings with the Securities and Exchange Commission. Acura Pharmaceuticals, Inc. assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Acura Pharmaceuticals, Inc. press releases may be reviewed at www.acurapharm.com.